SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:     August 5, 2000

Rapid Retrieval Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada              0-30451        88-0429856
(State or other jurisdiction of          (Commission          (IRS Employee
        Incorporation)               File Number)       Identification No.)

Suite 309, 2906 West Broadway, Vancouver, B.C. V6K 2G8
(Address of principal executive offices)          (postal code)

Registrant's telephone number, including area code:    (604) 731-6603

Item 5.  Other Events.

The Company's common stock underwent a 10:1 reverse split on July 24, 2000, effective on August 5, 2000. This decreased the number of shares outstanding from 2,000,000 to 200,000 without changing the authorized common stock. No change in the rights or ownership percentage of the holders has occurred as a result of the reverse split.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid Retrieval Systems, Inc.
(Registrant)

Date August 5, 2000
/s/ Elio Guglielmi
Elio Guglielmi, President
(Signature)